FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENTS


     WHEREAS, on April 19, 2005, Smith Production Inc., as
Seller, and Fidelity Exploration & Production Company, as
Purchaser, entered into (i) a Purchase and Sale Agreement covering Tabasco Field and Texan Gardens Field having an
Effective Time of May 1, 2005 at 7:00 a.m. and (ii) a Purchase and Sale Agreement covering Flores Field having an Effective Time of May 1, 2005 at 7:00 a.m. Said two Purchase and Sale Agreements are jointly referred to herein as the "Agreements";

     WHEREAS, Smith Production Inc. and Fidelity Exploration &
Production Company desire to amend the Agreements as provided in this First Amendment to Purchase and Sale Agreements (the
"Amendment").

     WHEREAS, all defined terms which are not defined in this Amendment shall have the same meaning as in the Agreements;

     NOW THEREFORE, for valuable consideration received, Smith
Production Inc. and Fidelity Exploration & Production Company hereby amend the Agreements as follows:

1. The first sentence in Section 3.4 (a) in both Agreements is deleted and replaced with the following:

     "To assert a claim arising out of a breach of Seller's representation and warranty of Defensible Title in Section 3.1(a), Purchaser must deliver claim notices to Seller (each a "Title Defect Notice") on or before Tuesday, April 26, 2005 at 4:00 p.m. C.S.T. (the "Title Claim Date"), except as otherwise provided in Sections 3.5, 3.6 or 3.7."

2. The following language is added as Section 9.1 (c) to both
Agreements:

     "In the event that Purchaser delivers a Title Defect Notice to Seller, Seller shall have the option, at its sole election, to extend the Closing Date until May 10, 2005 at 10:00 a.m. local time. In the event that Seller elects to extend the Closing Date, Seller shall give written notice of such extension to Purchaser as provided in the Agreements."

      As amended herein, the Agreements are hereby adopted, ratified and confirmed as being in full force and effect pursuant to their terms.

      This Amendment shall be binding on Smith Production Inc.,
Fidelity Exploration & Production Company and their respective successors and assigns.

      This Amendment may be executed in one or more counterparts, each of which shall have the same force and effect as an original.

     IN WITNESS WHEREOF, this Amendment is executed by Smith
Production Inc. and Fidelity Exploration & Production Company to be effective as of April 19, 2005.


Smith Production Inc.

By:  /s/ GLENN R. SMITH
Glenn R. Smith, President


Fidelity Exploration & Production Company

By: /s/ MICHAEL C. CASKEY
Michael C. Caskey, Executive Vice President and
Chief Operating Officer